UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2021

RW Holdings NNN REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55776	47-4156046
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

120 Newport Center Drive
Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 742-4862

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.	Other Events.

Portfolio Update and Outlook

On January 4, 2021, RW Holdings NNN REIT, Inc. issued a New Year’s Update and Outlook, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 8.01 disclosure.

Item 9.01.	Financial Statements.

(d)    Exhibits

99.1    Important Message from the CEO: New Year’s Update and Outlook

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RW HOLDINGS NNN REIT, INC. (Registrant)

By:	/s/ RAYMOND J. PACINI
	Name:	Raymond J. Pacini
	Title:	Chief Financial Officer

Date: January 4, 2021

Exhibit 99.1

Important Message from the CEO: New Year’s Update and Outlook

Dear Fellow Investors:

You are reading this with 2020 finally behind us. A year ago, we had no inkling as to what 2020 would bring; we certainly didn’t expect COVID-19 and all that it entailed. Equally, a year from now, we will be looking back on 2021 in a similar retrospective manner. Though we have no way to predict what the year ahead holds, I enter 2021 with a great degree of personal optimism for both our Company and our investors based on the hard work we have undertaken over the past year and the many proactive efforts that are currently underway.

We waited to update you until we had solid results to share. We now have those results and they fuel our optimistic outlook. This email is intended to highlight the common questions asked and it precedes an upcoming video presentation that will provide greater detail.

Important Questions:

How is the Commercial Real Estate (CRE) market performing?

From April through July, the CRE market experienced immediate reverberations following government mandated closures in response to the COVID-19 pandemic, a temporary freeze in the lending market and general uncertainty about future valuations. This impact was directly visible in the pricing of both publicly traded REITs as well as our non-traded REIT peers that determine a Net Asset Value (NAV) on a frequent basis. In both instances, valuations fell precipitously in April – in some cases as much as 50% – and since then we have started to witness the early signs of recovery. Although the broader equity markets (e.g., Dow Jones Industrials, S&P 500, Russell 2000, etc.) have experienced new all-time highs, our non-traded REIT peers as well as publicly traded REITs have experienced only partial recoveries. Yet even these partial recoveries reflect favorably on the strength of improving CRE market fundamentals and we believe could positively impact the valuation of our portfolio.

What is the status of the 24 Hour Fitness property?

As you may recall, the 45,000-square-foot fitness center, located in Las Vegas, NV, had been leased to 24 Hour Fitness, which entered into bankruptcy following the government mandated gym closures across the nation. Our property’s lease was rejected by 24 Hour Fitness as part of their bankruptcy proceedings, leaving us not only with a vacant property but also a substantial repayment guarantee to the lender on the property and the risk of a total loss of equity.

We are pleased to inform you that through tremendous effort by our experienced real estate team we successfully sold the property in December - resulting in approximately $4 million of equity recovered and the elimination of the loan repayment guarantee. I am, and hope you are as well, deeply satisfied with this result. I would like to thank and recognize our team for their hard work, dedication and skill that enabled this accomplishment. Although our NAV determination is based on the aggregate performance of the entire portfolio and not just the results of a single investment, we anticipate this transaction to have a positive impact on our next NAV determination.

What is the status of the lease renewal negotiations?

As you may recall in our prior communications, we noted that we have 11 properties with leases subject to renewal within the next three years. We have successfully signed one lease renewal and are finalizing documentation on two additional lease renewals (all office leases). We expect this lease renewal progress, which is early in the typical renewal cycle, to positively impact our next NAV determination. Additional lease renewal negotiations will continue throughout 2021, with any results being reflected in future NAVs.

How are rent collections?

With the exception of the lost rent associated with 24 Hour Fitness, we are able to report that for the full year 2020, we have collected all contractual rents from the remaining portfolio. Including 24 Hour Fitness in the results, we collected 97.3% of rents for the year, which compares quite favorably to our peer group. Given that we have taken advantage of market opportunities to sell select properties, the proceeds of which have been used to fund redemption requests and address near-term loan maturities, our total anticipated rental revenue for the full year 2021 will be lower than it was for 2020. However, any future property acquisitions that are added to the portfolio will increase total rental revenue over time.

Were any properties successfully sold?

Yes. In addition to the 24 Hour Fitness sale mentioned above, we have closed on the sale of four properties (Walgreens drugstore in Stockbridge, GA; Rite Aid drugstore in Lake Elsinore, CA; the vacant industrial property in Morgan Hill, CA; and Island Pacific grocery market in Elk Grove, CA) and are under contract to close on two additional sales this month (Eco-Thrift consignment store in Sacramento, CA; and the Chevron gas station in Roseville, CA). We have three additional properties listed for potential sale. Seeing an opportunity to improve upon our portfolio’s long-term strategic asset mix through sales at attractive prices, the sales proceeds received to date have been utilized to buy back shares (via the Share Repurchase Program) and for the repayment of recent loan maturities. Since the May 2020 announcement of the $7.00 NAV per share, after the repurchases on January 6, 2021, we will have completed over $10 million of share buybacks. We view our recent share repurchases as accretive, particularly given the possibility that the NAV could see a potential recovery in future NAV determinations.

When is the next NAV going to be determined?

Cushman & Wakefield, our independent valuation agent, is currently appraising our portfolio to reflect recent CRE market dynamics and our specific portfolio achievements from the past nine months. Please note the following key dates and deadlines:

•We intend to release our next NAV on January 29, 2021.
•Share repurchase requests will be accepted through January 22, 2021 at our current $7.00 per share NAV, and are eligible for payment on January 27, 2021.
•After January 22, 2021, we intend to only seek new capital sources that qualify as accredited investors (please see definition of an accredited investor here).

How often will the NAV be determined in 2021?

Whereas previously our NAV was determined annually, we believe more frequent valuation transparency is beneficial to investors. Going forward, we will follow a quarterly NAV schedule whereby after the end of each quarter we will publish a revised NAV. This will enable our shares to reflect both current CRE market dynamics and any portfolio-specific activities that may have occurred during each quarter.

What are the plans as it relates to the dividend distribution?

Industry best practice, as it relates to dividend distribution policy, is that a company only pay a dividend which is fully supported by Funds From Operations (FFO), a non-GAAP measure of cash flows from regular and ongoing business operations. Issuing a dividend in excess of FFO is dilutive to long-term shareholders. The revised dividend distribution rate that we implemented earlier this year reflects this industry best practice. Until such time that we see an increase in total portfolio rental revenue, and as a result higher FFO, we do not anticipate any increase in the current dividend distribution rate. That being said, we are pleased to announce that we have created a “13th Dividend“ that will enable us to pay an extra dividend following the end of 2021, and each year thereafter, based on the success of the Company’s business activities for the year. When combined with the 12 dividends paid each month, each investor has an opportunity to earn increasingly higher distribution yields each year based on the potential success of the Company’s growth strategy.

How does the Company expect to grow in 2021?

As an early pioneer within the real estate crowd funding space, we have seen tremendous change in the industry and we believe the events of 2020 have accelerated a new phase where we could see consolidation and scale achieved in the non-listed real estate product industry – particularly as it relates to crowd funding. We believe it is also possible to see several companies choosing to “IPO” and list on stock exchanges as the industry evolves. As witnessed by our acquisition of Rich Uncles REIT I (“Rich Uncles”), REITLess and BuildingBITs in the past twelve months, we believe we are uniquely qualified to be a leading strategic investor within the non-listed real estate product industry. Given the combination of our deep understanding of both the crowd funding and real estate markets, as well as the strength of our senior leadership team and our shareholder-owned business model, we are well positioned to make strategic real estate-related investments in fin-tech and prop-tech companies that will benefit from this new phase of growth within the industry. Equally, we believe growth opportunities exist in the consolidation of the non-listed REIT industry. All of these avenues of growth complement our ongoing discipline of acquiring income-producing real estate assets. We look forward to sharing additional information about our growth strategy on our upcoming video presentation.

What other changes can we expect from the Company?

Given the improvements in our Company, strategic growth initiatives that are currently underway and evolutionary changes in the non-listed real estate product industry, we believe 2021 could be a year of many significant announcements. The first announcement, which we intend to detail in our upcoming video presentation, is that we will be changing our Company’s name to better reflect our mission of being both innovative and investor-first in all of our strategic decisions. As part of the transformation of our Company, we will be declaring a 1:3 reverse stock split effective February 1, 2021, immediately following the announcement of our new NAV (i.e., 300 shares held at $7.00/share would then be 100 shares at $21.00/share). Additionally, we intend to announce in the coming months multiple new real estate investment products designed to transform the industry and provide even greater access to unique real estate investment opportunities to individual investors. I hope the information provided today helps clarify why I am personally optimistic about our future. While all of us will remember 2020, few us of will do so fondly. As for myself, I am glad the year is behind us and now a new beginning awaits. What will never change, however, is our persistence, intelligence and work ethic – with these tools we thrive.

Modivated,

/s/ AARON S. HALFACRE

Aaron S. Halfacre
Chief Executive Officer
RW Holdings NNN REIT, Inc.

Forward-Looking Statements

Certain statements contained herein, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act, Section 21E of the Exchange Act and other applicable law. Such statements include, in particular, statements about recoveries in the commercial real estate market, impacts on future NAV determinations, tenant lease renewals, future property acquisitions and rental revenue, future property sales, future dividend distributions, industry consolidation and potential real estate-related investments, and new real estate investment products. Therefore, such statements are not guarantees of future results and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Accordingly, we make no representation or warranty, express or implied, about the accuracy of any such forward-looking statements contained hereunder. Except as otherwise required by federal securities laws, we undertake no obligation to update or revise any forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, whether as a result of new information, future events or otherwise.